Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this registration statement on Form S-3 of our report dated October 13, 2017 relating to the consolidated financial statements of Shineco, Inc. as of June 30, 2017 and 2016 and for the years ended 2017 and 2016.

We also consent to the reference to our firm under the caption “Experts” in such registration statement.

Flushing, New York November 21, 2017